Exhibit 99.1

(1)         The amount of securities reported as beneficially owned includes 36,753,786 shares of common stock, par value $0.01 (“Common Stock”), of Evertec, Inc. (the “Issuer”), held of record by AP Carib Holdings, Ltd. (“AP Carib Holdings”).  AIF VII Euro Holdings, L.P. (“Euro Holdings”) is the sole shareholder of AP Carib Holdings.  Apollo Management VII, L.P. (“Management VII”) is the sole director of AP Carib Holdings and the manager of Euro Holdings.  AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Apollo Advisors VII (EH), L.P. (“Advisors VII (EH)”) is the general partner of Euro Holdings and Apollo Advisors VII (EH-GP) Ltd. (“Advisors VII (EH-GP)”) is the general partner of Advisors VII (EH).  Apollo Principal Holdings III, L.P. (“Principal III”) is the sole shareholder of Advisors VII (EH-GP) and Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) is the general partner of Principal III.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, and the directors of Principal III GP.  Euro Holdings, Management VII, AIF VII, Apollo Management, Management GP, Advisors VII (EH), Advisors VII (EH-GP), Principal III, Principal III GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaim beneficial ownership of the shares of Common Stock held of record by AP Carib Holdings, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of each of AP Carib Holdings, Euro Holdings, Advisors VII (EH), Advisors VII (EH-GP), Principal III and Principal III GP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005 Cayman Islands. The address of each of Management VII, AIF VII, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th St., 43rd Floor, New York, New York 10019.